Exhibit 10.17(f)


February 20, 1997


Ronald G. Evens, M.D.
The Edward Mallinckrodt Institute of Radiology
516 S. Kingshighway
St. Louis, MO 63110

Dear Dr. Evens:

A letter of agreement dated December 22, 1986, and renewal letters dated November 29, 1989, February 19, 1991, January 16, 1992, December 17, 1992, January 7, 1994, February 1, 1995 and January 10, 1996, between you and Mallinckrodt Medical, Inc. set forth the general terms and conditions under which you agree to serve Mallinckrodt in a consulting capacity for the period beginning January 1, 1987, and ending December 31, 1996.

Mallinckrodt Inc. desires to retain your consulting services through the period beginning January 1, 1997 and ending December 31, 1997, under the same terms and conditions as set forth in said letter agreement dated December 22, 1986, and renewal letters dated November 29, 1989 and February 19, 1991.

If the foregoing meets with your understanding and approval, please execute this letter in duplicate at the place indicated below and return one of the signed duplicates to us thereby indicating your agreement to continue to serve Mallinckrodt Inc. as a consultant for the above-stated period.

Very truly yours,                         ACCEPTED & AGREED TO:

MALLINCKRODT INC.                         RONALD G. EVENS, M.D.



By:__________________________             _________________________

Title: Vice President,                    Date:____________________
       Science & Technology